UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                Compensatory Arrangements of Certain Officers

On May 19, 2010 at the 2010 Annual Meeting of the Shareholders of Xcel Energy Inc. (the “Company”), the shareholders, upon the recommendation of the Company’s Board of Directors, approved the material terms of and certain amendments to the (i) Xcel Energy Inc. Executive Annual Incentive Award Plan, as amended and restated effective February 17, 2010, and (ii)  Xcel Energy Inc. 2005 Long-Term Incentive Plan, as amended and restated effective February 17, 2010.

•                  The Xcel Energy Inc. Executive Annual Incentive Award Plan, as amended and restated (Annual Incentive Plan).  At the 2010 Annual Meeting of Shareholders, the shareholders approved the material terms of the Annual Incentive Plan, including the performance measures available under the plan.  In addition, the Annual Incentive Plan was amended to include two additional performance criteria relating to the Company’s energy efficiency and environmental performance and leadership.  A more detailed summary of the material features of the Annual Incentive Plan is set forth in the Company’s proxy statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 6, 2010.

•                  The Xcel Energy Inc. 2005 Long-Term Incentive Plan, as amended and restated (Long-Term Incentive Plan).  At the 2010 Annual Meeting of Shareholders, the shareholders approved the material terms of the Long-Term Incentive Plan, including the performance measures available under the plan.  In addition, the Long-Term Incentive Plan was amended to (i) include two additional performance criteria relating to the Company’s energy efficiency and environmental performance and leadership and (ii) allow non-employee directors to participate in the Long-Term Incentive Plan.  A more detailed summary of the material features of the Long-Term Incentive Plan is set forth in the Company’s proxy statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 6, 2010.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 19, 2010. At the meeting, shareholders:

•                  Elected all 10 of the directors nominated by the Board of Directors,

•                  Approved the performance measures available under the Company’s Annual Incentive Plan,

•                  Approved the performance measures available under the Company’s Long-Term Incentive Plan and approved an amendment to that plan to include non-employee directors as eligible participants,

•                  Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010, and

•                  Did not approve a shareholder proposal regarding an annual advisory vote on executive compensation.

Proposal 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Fredric W. Corrigan	293,598,035	5,339,713	2,989,929	77,047,606
Richard K. Davis	294,102,817	5,242,587	2,582,273	77,047,606
Benjamin G.S. Fowke III	294,001,437	5,374,228	2,452,012	77,047,606
Richard C. Kelly	291,530,791	5,882,591	4,514,295	77,047,606
Albert F. Moreno	293,745,054	5,640,075	2,542,548	77,047,606
Christopher J. Policinski	293,467,248	5,439,665	3,020,764	77,047,606
A. Patricia Sampson	290,364,050	7,082,912	4,480,715	77,047,606
David A. Westerlund	293,850,220	5,042,938	3,034,519	77,047,606
Kim Williams	294,194,644	5,333,544	2,399,489	77,047,606
Timothy V. Wolf	294,035,761	5,015,367	2,876,549	77,047,606

Proposal 2 — Proposal to approve the performance measures available under the Xcel Energy Inc. Executive Annual Incentive Award Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
279,085,576	19,288,453	3,553,647	77,047,606

Proposal 3 — Proposal to approve the performance measures available under the Xcel Energy Inc. 2005 Long-Term Incentive Plan and to approve an amendment to include non-employee directors as eligible participants.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
269,817,526	28,780,059	3,330,091	77,047,606

Proposal 4 — Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

Votes For	Votes Against	Votes Abstained
370,793,661	5,607,875	2,573,796

Proposal 5 — Shareholder proposal regarding an annual advisory vote on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
135,857,199	162,639,264	3,431,213	77,047,606

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.01                   Xcel Energy Inc. Executive Annual Incentive Award Plan (as amended and restated effective February 17, 2010) (incorporated by reference to Appendix A to Schedule 14A, Definitive Proxy Statement to Xcel Energy Inc. (file no. 001-03034) dated April 6, 2010).

10.02                   Xcel Energy Inc. 2005 Long-Term Incentive Plan (as amended and restated effective February 17, 2010) (incorporated by reference to Appendix B to Schedule 14A, Definitive Proxy Statement to Xcel Energy Inc. (file no. 001-03034) dated April 6, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota Corporation)

	By	/s/ Cathy J. Hart
Cathy J. Hart
Vice President and Corporate Secretary

Date: May 24, 2010

Exhibit Index

10.01                   Xcel Energy Inc. Executive Annual Incentive Award Plan (as amended and restated effective February 17, 2010) (incorporated by reference to Appendix A to Schedule 14A, Definitive Proxy Statement to Xcel Energy Inc. (file no. 001-03034) dated April 6, 2010).

10.02                   Xcel Energy Inc. 2005 Long-Term Incentive Plan (as amended and restated effective February 17, 2010) (incorporated by reference to Appendix B to Schedule 14A, Definitive Proxy Statement to Xcel Energy Inc. (file no. 001-03034) dated April 6, 2010).